UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):  May 9, 2006

ENSCO International Incorporated

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-8097

Delaware (State or Other Jurisdiction of Incorporation of Organization)	76-023579 (I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, TX 75201-3331

(Address of Principal Executive Offices, Including Zip Code)

214-397-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry into a Material Definitive Agreement.

On May 9, 2006, the Board of Directors of ENSCO International Incorporated (the “Company”) approved a change in compensation for incumbent non-employee directors.  Effective from and after said date, each non-employee director will receive (1) an annual grant of options to purchase 4,500 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), which vest immediately, are valid for a seven year period and have an exercise price per share equal to the average of the high and low selling price of the Common Stock on the New York Stock Exchange on the grant date, and (2) an annual grant of 1,500 restricted shares of the Company’s Common Stock, which vest in 20% increments annually over a five (5) year period.  The annual grants of stock options and restricted shares for 2006 will be issued on June 1, 2006.

On June 1 of the prior year (2005), annual grants of 3,000 stock options and 750 restricted shares were issued to the Company’s incumbent non-employee directors upon the same basis as aforesaid.

The other components of the Company’s non-employee director compensation, including the annual retainer, meeting and chairmanship fees, remain unchanged and are as reported in the Company’s definitive Proxy Statement filed on March 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date:  May 12, 2006

/s/ Cary A. Moomjian, Jr.

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary